EXHIBIT (10a)

                 RETIREMENT PLAN FOR DIRECTORS
                                 OF
                THE EMPIRE DISTRICT ELECTRIC COMPANY

                     Effective January 1, 1990


 1.   Purpose

      The Empire District Electric Company (the "Company") has adopted this Retirement Plan for Directors of The Empire District Electric Company (the "Plan") in order to enhance the Company's ability to attract and retain competent and experienced persons to serve as Directors and to recognize the service of Directors of the Company by providing such Directors with retirement benefits.

 2.   Definitions

      Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for all purposes of this Plan:

       (a) Director means any person who is serving on the Effective Date of the Plan, or who in the future serves as a member of the Board of Directors of the Company (the "Board").

       (b)  Service means service as a Director.

       (c) Compensation means the annual Board retainer fee (exclud-ing meeting and committee fees) established by the Board as in effect on the date of the Directors termination of Service (disregarding any increase or decrease in such fee that may be approved after such termination of Service).

       (d) Retirement Date means the first day of the calendar month coinciding with or next following the later of (i)the date the Director attains the age of 65 years and (ii) the date the Director ceases to be a Director.

       (e)  Effective Date means January 1, 1990.

       (f) Change in Control means the time when (a) any person, either individually or together with such person's affili-ates and associates, shall have become the beneficial owner, directly or indirectly, of at least 20% of the outstanding Common Stock of the Company or (b) individuals who shall qualify as Continuing Directors shall have ceased for any reason to constitute at least a majority of the Board of Directors of the Company or (c) the Company is wholly or partially liquidated, or participates in a merger, consolidation or reorganization in which it or any entity controlled by it is not the surviving entity. The term "Continuing Director" has the meaning assigned to that term in Article V of the Articles of Incorporation of the Company as in effect on January 1, 1990.

 3.   Eligibility

      Any Director who has (i) completed five or more years of service and (ii) has never been an officer of the Company.

 4.   Benefits

      The annual rate of retirement benefits payable hereunder to a Director who meets the eligibility requirements shall be an annual amount equal to the Director's Compensation. Benefits shall commence on a Director's Retirement Date and shall be payable in equal monthly installments. Payments shall cease upon the earlier of (i) the date of the Director's death or (ii) the completion of payments for a period of time equal to the period of the Director's Service.

 5.   Provision of Benefits

       All benefits payable hereunder shall be provided from the general assets of the Company. No Director shall acquire any interest in any specific assets of the Company by reason of this Plan. A Director shall have the status of an unsecured general creditor of the Company with respect to any benefits which become payable pursuant to this Plan.

 6.   Amendment and Termination

      The Company reserves the right to terminate this Plan or amend this Plan in any respect at any time; provided, however, that no such termination or amendment may reduce the retirement benefits then being paid to any retired Director or the retirement bene-fits then accrued by any Director who has completed at least five years of service.

 7.   Administration

       This Plan shall be administered by the Compensation Committee of the Board. The Compensation Committee shall have full authority and absolute discretion:

            (A)   To construe and interpret the Plan; and

            (B) To make all determinations and take all other actions necessary or advisable for the proper administration of the Plan.

        All such actions and determinations shall be conclusively binding upon all persons for all purposes.

 8.   Change in Control

      In the event of a Change in Control:

             (i) each person who is a Director on the day preceding the Change in Control and who has never been an officer of the Company shall be entitled to receive benefits under this Plan based on the period of his or her Service both before and after the Change in Control, whether or not such Director's period of Service is at least five years, and

            (ii) each person who is a Director on the day preceding the Change in Control shall be paid immediately in cash in one lump sum an amount equal to the total of the payments the Director would have received if his Retirement Date had occurred on the date of Change in Control and he had lived for a period thereafter at least as long as the period of his Service.

 9.   Miscellaneous

       The adoption and maintenance of this Plan shall not constitute a contract between the Company and any Director. Nothing herein contained shall be deemed to give any Director the right to be retained as a Director, nor shall it interfere with the Director's right to resign as a Director at any time.

       This instrument shall be construed in accordance with and governed by the laws of the State of Kansas.

       The Company shall have the right to deduct from any distribu-tions made under this plan, any federal, state or local states or any other amounts required by law to be withheld with respect to such distribution.

       The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.

       Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pro-noun, the singular shall include the plural, and vice versa.

       In no event shall the Company make any payment under the plan to any assignee or creditor of a Director, except as otherwise required by law. Prior to the time of a payment hereunder, a Director shall have no rights by way of anticipation or other-wise to assign or otherwise dispose of any interest under this Plan, nor shall a Director's rights hereunder be assigned or transferred by operation of law.

       The retirement benefits herein contained are in addition to all other awards, arrangements, contracts or benefits, if any that any Director may have by virtue of service for the Company, unless and to the extent that any such award, arrangement, contract or benefit otherwise provides.

                         Amendment to
               Retirement Plan for Directors of
             the Empire District Electric Company


The  Retirement  Plan  for Directors of  The  Empire  District
Electric Company is hereby amended, effective as of August 1, 1998, in the following respects:
     1.   Section 2(b) is amended to read as follows:

          "(b) Service means service as a Director, but disregarding any service on or after the date on which the Director becomes a participant in the Stock Unit Plan for Directors of The Empire
               District Electric Company."
     2.   Section 3 is amended to read as follows:

  "3.  Eligibility
  Any Director who (i) has completed five or more years of service, (ii) has never been an officer of the Company,
  (iii) became a Director prior to August 1, 1998, and (iv) has not elected to convert his or her accrued benefits under this Plan into stock units under the Stock Unit Plan for Directors of The Empire District Electric Company. No person who is first elected as a Director on or after August 1, 1998 shall be eligible to participate in this Plan."

     3. Section 4 is amended by adding at the end thereof the following sentence:

  "Anything in this Plan to the contrary notwithstanding, any Director who elects to convert his or her accrued benefits under this Plan into stock units under the Stock Unit Plan for Directors of The Empire District Electric Company pursuant to the terms of said Stock Unit Plan for Directors shall not be entitled to any benefits under this Plan."

                            EXHIBIT
                            (10)(b)


                 STOCK UNIT PLAN FOR DIRECTORS
            OF THE EMPIRE DISTRICT ELECTRIC COMPANY


     4. Purpose. The Empire District Electric Company (the "Company") has adopted this Stock Unit Plan for Directors of The Empire District Electric Company (the "Plan") in order to enhance the Company's ability to attract and retain competent and experienced persons to serve as Directors and to recognize the service of Directors of the Company by providing such Directors with retirement benefits, and in order to provide a stock-based retirement compensation program for Directors that will foster a strong incentive to put forth maximum effort for the continued growth and success of the Company.

     5.  Effective Date.  This Plan is effective as of August 1,1998.

     6.   Definitions.
         (a) "Account" means an account established for each Eligible Director on the books of the Company that will be credited with Stock Units.

         (b) "Annual Retainer Fees" means the annual rate of Board retainer fees (excluding meeting and committee fees) established by the Board as in effect at the applicable time.

         (c)  "Board" means the Board of Directors of the Company.

         (d) "Cash Retirement Plan" means the Retirement Plan for Directors of The Empire District Electric Company, as said plan may be amended from time to time.

         (e) "Committee" means the Compensation Committee of the Board.

         (f) "Common Stock" means common stock, $1.00 par value, of the Company, or any substituted class of common stock, provided such stock is the primary publicly traded equity issue of the Company.

         (g) "Company" means The Empire District Electric Company and its successors.

         (h)  "Effective Date" means August 1, 1998.

         (i) "Eligible Director" means an Eligible Existing Director or an Eligible New Director.

         (j) "Eligible Existing Director" means any Director of the Company who (i) is serving on the Board on the Effective Date,

(ii) has never been an officer of the Company and (iii) has elected to participate in this Plan pursuant to Section 6(b).

        (k) "Eligible New Director" means any Director of the Company who (i) first becomes a Director after the Effective Date and
(ii) has never been an officer of the Company.

        (l)  "Fair Market Value" means with respect to the Common
Stock the mean between the high and low prices of Common Stock on the New York Stock Exchange Composite Tape on the day of the required calculation or, if there should be no sale on that date, on the next preceding day on which there was a sale.

        (m) "Payment Date" means the earlier to occur of the following dates: (i) the Eligible Director's Retirement Date, or (ii) the Eligible Director's death.

        (n) "Plan" means the Stock Unit Plan for Directors of The Empire District Electric Company as it may be amended from time to time.

        (o) "Retirement Date" means the date on which the Director ceases to be a Director other than by reason of death.

        (p) "Stock Unit" means a measure of value, expressed as a share of Common Stock, credited to the Eligible Director's
Account, and payable in Common Stock upon a Payment Date, as provided in this Plan.

     7. Limitations on Issuance of Stock. Anything in this Plan to the contrary notwithstanding, (i) no single Director may acquire under this Plan more than one percent of the shares of the Company's Common Stock outstanding at the time this Plan is adopted, and (ii) this Plan, together with all other plans of the Company (other than plans for which shareholder approval is not required under subsections (1) and (3) of Rule 312.03(a) of the New York Stock Exchange Listed Company Manual), shall not permit the issuance of more than five percent of the Company's Common Stock outstanding at the time this Plan is adopted.

8. Administration. This Plan shall be administered by the Committee. The Committee shall have full authority and absolute discretion (i) to construe and interpret the Plan, reconcile inconsistencies thereunder and supply omissions therefrom, and (ii) to make all determinations and take all other actions necessary or advisable for the proper administration of the Plan. Any decision or action taken by the Committee in the exercise of such powers or otherwise, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all persons.

9.   Eligibility.

        (a) Eligible New Directors. An Eligible New Director shall become eligible to participate in this Plan on the date on which he or she first is elected to the Board.

        (b) Eligible Existing Directors. Each Director who is serving on the Board on the Effective Date and who is participating in the Cash Retirement Plan shall have the right to elect whether (i) to participate in this Plan effective as of the Effective Date in lieu of continued accruals under the Cash Retirement Plan or (ii) to continue accruals under the Cash Retirement Plan. Such election shall be made by filing a prescribed form with the Committee during an election period prescribed by the Committee. If such a Director fails to elect to participate in this Plan within such election period, such Director shall not have the right thereafter to elect to participate and shall not be an Eligible Director.
     10.  Crediting of Stock Units.

        (a) Account. Stock Units shall be credited to each Eligible Director's Account in accordance with this Section 7.

(b) Credits as of Effective Date. There shall be credited to the Account of each person who is an Eligible Director on the Effective Date a number (calculated to three decimal points) of Stock Units equal to:

     (i) five-twelfths of the amount of the Annual Retainer Fees as in effect on the Effective Date,

divided by

     (ii) the Fair Market Value of a share of Common Stock on the Effective Date.

        (c) Annual Credits. As of January 1st of each calendar year beginning with 1999, there shall be credited to the Account of each person who is an Eligible Director on such January 1st a number (calculated to three decimal points) of Stock Units equal to:

     (i) the Director's Annual Retainer Fees as in effect on such January 1st,

     divided by

     (ii) the Fair Market Value of a share of Common Stock on such January 1st.

        (d) Credits to New Directors. There shall be credited to the Account of each Eligible New Director as of the date of such person's initial election as a Director a number (calculated to three decimal points) of Stock Units equal to:

     (i) the amount of the Eligible New Director's retainer fees (excluding meeting and committee fees) for the balance of the calendar year of his or her initial election as a Director (computed as a percentage of the Annual Retainer Fees as in effect on the date of his or her initial election), divided by

     (ii) the Fair Market Value of a share of Common Stock on the date of his or her initial election as a Director.

This subsection (d) shall not apply if the effective date of the Eligible New Director's election is January 1st.

        (e) Election of Eligible Existing Directors to Convert Cash Benefit to Stock Units. Eligible Existing Directors shall have the right to elect, with respect to previously accrued benefits under the Cash Retirement Plan, whether to: (i) retain their retirement benefits under the Cash Retirement
Plan  for years of service on the Board prior to the Effective
Date and to receive benefits under this Plan only with respect to service on or after the Effective Date, or (ii) convert accrued benefits under the Cash Retirement Plan into Stock
Units under this Plan ("Converting Directors") as hereinafter set forth. Such election shall be made by filing a prescribed form with the Committee during an election period prescribed by the Committee. Converting Directors shall have credited to their Accounts under this Plan as of the Effective Date or such later conversion date as may be established by the Committee (the "Conversion Date"), a number (calculated to three decimal points) of Stock Units equal to:

     (i) the product of (A) the Annual Retainer Fees as in effect on the Conversion Date, times (B) the total number of years of service accrued by the Converting Director under the Cash Retirement Plan as of the Effective Date (with credit being given for any period of less than a full year of service at the rate of one-twelfth of a year of service for each full month of service), divided by
     (ii) the Fair Market Value of a share of Common Stock on the Conversion Date.

        (f) Dividends. Until fully paid out in accordance with the terms of this Plan, the Company shall credit to each Eligible Director's Account, on each day that the Company pays a declared cash dividend to the stockholders of its Common Stock, a number (calculated to three decimal places) of Stock
Units that is equal to (i) the product of the total number of Stock Units in the Eligible Director's Account on the record date established for such dividend, multiplied by the cash dividend per share of Common Stock, divided by (ii) the Fair Market Value of a share of Common Stock on the record date.

     11.  Payout of Accounts.

        (a) General Payout Terms. Unless installment payments are elected pursuant to subsection (b) or (c) of this Section 8, within 30 days after the Payment Date the Company shall cause to be delivered to the Eligible Director (or, in the event of
his   or   her  death,  the  Eligible  Director's  beneficiary
determined pursuant to subsection (d) of this Section 8) a certificate for the number of shares of Common Stock equal to the whole number of Stock Units in his or her Account as of the Payment Date plus cash for any fractional unit credited to his or her Account as of the Payment Date (such cash amount to be calculated based on the applicable fraction of the Fair Market Value of a share of Common Stock on the Payment Date).

        (b) Payout on Retirement. With respect to a payout by reason of an Eligible Director's termination of service on a Retirement Date, such Eligible Director may elect, at any time prior to the date which is twelve months before such Retirement Date, to receive, in lieu of a lump sum distribution, distributions in annual installments over a period of years selected by the Eligible Director but not to exceed ten years. Such election shall be made by filing a prescribed form with the Committee. If no such election of installment payments is received by the Committee, the Eligible Director's Account shall be paid out in a lump sum in accordance with subsection (a) of this Section 8. If the Eligible Director files with the Committee such an election to receive installment payments, there shall be distributed to the Eligible Director in January of each year beginning with the January coinciding with or next following the month in which the Eligible Director's Retirement Date falls a certificate for the whole number of shares of Common Stock equal to the quotient (rounded to the next lowest whole number) obtained by dividing (i) the number of Stock Units credited to the Eligible Director's Account as of the December
31st preceding the month of payment (after reduction for Stock
Units previously paid out in the form of Common Stock in prior installments and any dividend credits pursuant to Section 7(f) on the remaining balance), by (ii) the number of installments remaining to be paid. The final installment payment shall consist of the number of shares of Common Stock equal to the remaining whole number of Stock Units in the Eligible
Director's Account as of the December 31st preceding the month of payment plus cash for any fractional unit in his or her Account as of such December 31st (such cash amount to be calculated based on the applicable fraction of the Fair Market
Value of a share of Common Stock on such December 31st). In the event of the death of an Eligible Director who has elected installment payments prior to his or her receipt of all such installment payments, the remaining installment payments shall be paid to the Eligible Director's beneficiary as determined pursuant to subsection (d) of this Section 8 at the time that they would otherwise have been paid to the Eligible Director;
provided, however, that the Eligible Director may instead elect (by filing a prescribed form with the Committee) that, upon his or her death prior to receiving all installment payments, the remaining balance in the Eligible Director's
Account as of the date of the Eligible Director's death (after reduction for Stock Units previously paid out in the form of Common Stock in prior installments and any dividend credits pursuant to Section 7(f) on the remaining balance) shall be distributed to the Eligible Director's beneficiary determined pursuant to subsection (d) of this Section 8 in a lump sum pursuant to subsection (a) of this Section 8 as if the date of the Eligible Director's death were the Payment Date.
        (c) Payout on Death While in Service. In the event of the death of an Eligible Director prior to his or her Retirement
Date, the Eligible Director's beneficiary determined pursuant to subsection (d) of this Section 8 shall receive a lump sum distribution within 30 days after such death in accordance with subsection (a) of this Section 8 unless prior to such death such Eligible Director has elected that benefits be paid to his or her beneficiary in annual installments over a period of years selected by the Eligible Director but not to exceed ten years. Such election shall be made by filing a prescribed form with the Committee. If the Eligible Director so elects that installment payments be made to his or her beneficiary, such installment payments shall be determined in the same manner as installment payments pursuant to subsection (b) of this Section 8 except the Eligible Director's date of death shall be substituted for the Retirement Date and the payments will be made to the beneficiary rather than to the Eligible
Director.
        (d) Beneficiary Designation. Each Eligible Director shall be entitled to designate a beneficiary or beneficiaries (which may be an entity other than a natural person) who, following the Eligible Director's death, will be entitled to receive any payments to be made under this Plan. At any time, and from time to time, any such designation may be changed or canceled by the Eligible Director without the consent of any beneficiary. Any designation, change, or cancellation must be by written notice filed with the Company and shall not be effective until received by the Company. If no beneficiary has been named by the Eligible Director or if all designated beneficiaries predecease the Eligible Director, payment shall be made to the Eligible Director's estate.
        (e) Payout in Cash If Required. Anything in this Plan to the contrary notwithstanding, if at the time a payment is due under the Plan, distribution in the form of Common Stock may not be made to any person due to requirements of applicable law, such payment shall not be made in such form but shall instead be made in cash in an amount equal to the Fair Market
Value of the shares of Common Stock which would otherwise have been paid out (such Fair Market Value to be computed as of the last day of the month preceding the month in which the cash payment is made).

     12. Change in Capitalization. In the event of any change in the outstanding shares of the Company's Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination of shares or other similar corporate change, the Board shall make such adjustments as it deems appropriate in the number of Stock Units in the Eligible Director's Account and in the kind of shares to which the Stock Units relate, and in the number and kind of shares available under this Plan.

     13. Unfunded Plan. No Eligible Director shall have any property interest whatsoever in any specific assets of the Company by reason of this Plan. The Eligible Director's Account is not intended to be a trust account or escrow account for the benefit of an Eligible Director or any other person. The sole right of an Eligible Director or his or her personal representative is a right as an unsecured general creditor of the Company.

     14. Assignment and Alienation. The rights and benefits of Eligible Directors under this Plan are personal to each Director and neither the Director nor his or her beneficiary shall have the power or right to transfer, assign, anticipate, mortgage or otherwise encumber any interest in the benefits to be paid under this Plan.

     15. Annual Report. No later than January 31st of each year, the Company shall provide each Eligible Director with an annual report of his or her Account balance.

     16. No Rights of Stockholder. An Eligible Director shall have no rights as a stockholder of Common Stock with respect to the Stock Units credited to his or her Account unless and until a certificate for shares of Common Stock is issued to the Eligible Director by the Company pursuant to the terms of the Plan.

     17. Amendment and Termination. The Board shall have the right to amend, suspend, or terminate this Plan in any respect at any time. No amendment, suspension or termination of the Plan (other than through adjustment for changes in capitalization or corporate transactions as herein provided) shall adversely affect any previously accrued benefits hereunder unless the affected Eligible Director consents thereto.
     18.  Miscellaneous

        (a) Not Contract. The adoption and maintenance of this Plan shall not constitute a contract between the Company and any Director for continued service as a Director. Nothing herein contained shall be deemed to give any Director the right to be retained as a Director, nor shall it interfere with the Director's right to resign as a Director at any time.

        (b) Governing Law. This instrument shall be construed in accordance with and governed by the laws of the State of Kansas.

        (c) Benefit Payments and Expenses. The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.

        (d) Other Benefits. The benefits herein contained are in addition to all other awards, arrangements, contracts or benefits, if any, that any Director may have by virtue of service for the Company, unless and to the extent that this Plan or any such award, arrangement, contract or benefit otherwise provides.